FIFTH AMENDMENT TO CREDIT AGREEMENT



THIS FIFTH AMENDMENT (this "Amendment"), made and entered into as of the 21st day of December, 1994 by and between HICKORY
WHITE COMPANY, a North Carolina corporation ("Borrower"), and
CITICORP NORTH AMERICA, INC., a Delaware corporation ("Lender");

W I T N E S S E T H:


WHEREAS, Borrower and Lender are parties to a certain Credit Agreement, dated as of June 15, 1990, as amended by a First Amend-ment to Credit Agreement, dated as of April 1, 1991, a Second Amendment to Credit Agreement, dated as of January 30, 1992, a Third Amendment to Credit Agreement, dated as of January 31, 1993 and a Fourth Amendment to Credit Agreement, dated as of Novem-ber 30, 1993 (the "Credit Aqreement"), pursuant to which Lender has made certain financial accommodations to Borrower; and

WHEREAS, Borrower and Lender have agreed to an extension of the maturity date of the credit facility established under the Credit Agreement from January 3, 1995 to January 3, 1996 and cer-tain other modifications to the terms of the Credit Agreement in connection therewith; and

WHEREAS, Borrower and Lender wish to enter into this Amend-ment to. memorialize their agreements in regard to the foregoing matters;

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein and other good and valuable con-sideration, the receipt and sufficiency of which are hereby ac-knowledged, the parties hereby agree as follows:

1. Incorporation by Reference of Defined Terms. Any capi-talized terms used in this Amendment, but not expressly defined herein, shall have the meanings given to such terms in the Credit
Agreement.

2. Amendment to Borrowinq Base Definition. The definition of the "Borrowing Base" appearing in Section 1.1 of the Credit
Agreement, is hereby amended as follows:

(a) The introduction to clause (c) of
such definition (which reads "(c) up to the lesser of (A) Twelve Million Five Hundred Thousand Dollars
($12,500,000), or (B) the sum of:") shall be de-leted and the following revised introduction sub-stituted in lieu thereof:

(c) up to the lessor of (A) Eleven Mil-
lion Dollars ($11,000,000) or (B) the sum of:




(b) Existing, revised clause (c)(1) of
the definition of "Borrowing Base" shall be deleted and the following revised clause (c)(1) shall be substituted in lieu thereof:

"(1) fifty-six percent (56%) of the value of the Eligible Lumber Inventory at the Hickory and White divisions of the Borrower; provided, however, that, in addition to the other provisions hereof affect-ing such percentage, such percentage shall be re-duced, on a cumulative basis, by two percent (2%) in the aggregate, at the rate of one-half of one percent (1/2%) on March 31, 1995, June 30, 1995, Sep-
tember 30, 1995 and December 31, 1995; plus"

(c) Existing clause (c)(9) of the definition of "Bor-rowing Base" (as revised in previous amendments to the Credit
Agreement) shall be deleted and the following revised clause
(c)(9) shall be substituted in lieu thereof:

"(9) forty-four percent (44%) of the value of the Eligible Finished Goods Inventory at and to be sold by either of the Hickory or White divisions of the Borrower, provided, however, that, in addition to the other provisions hereof affecting such percent-age, such percentage shall be reduced, on a cumula-tive basis, by two percent (2%) in the aggregate, at the rate of one-half of one percent (1/2%) on March 31, 1995, June 30, 1995, September 30, 1995
and December 31, 1995; plus "

3. Amendment to Definition of Borrowinq Base Loan Commit-ment Termination Date. The definition of the "Borrowing Base Loan Commitment Termination Date," appearing in Section 1.1 of the Credit Agreement, is hereby amended by deleting the date "'Janu-ary 3, 1995" appearing in clause (a) thereof and substituting therefor the date "January 3, 1996."

4. Amendment to Borrowinq Base Loan Commutment Amount.
Section 2.2.2 of the Credit Agreement (as revised in previous amendments to the Credit Agreement) is hereby amended by deleting the words and figure "Fifteen Million Dollars ($15,000,000)" therein and substituting in lieu thereof the words and figure "Thirteen Million Dollars ($13,000,000)".

5. Amendment to Facility Fee. Existing clause (a) of Sec-tion 2.3 of the Credit Agreement is hereby deleted and the follow-ing revised clause (a) substituted in lieu thereof:

(a) Facility Fee. The Borrower agrees
to pay to the Lender a non-refundable facility fee in the amount of Seventy-Five Thousand Dollars
($75,000) per annum, payable by Borrower quarterly in arrears in the amount of Eighteen Thousand Seven
Hundred Fifty Dollars ($18,750) on each Quarterly
Payment Date.

6. Amendment to Term Loan Repayments. Sec-tion 3.3.1.A of the Credit Agreement is amended by deleting the dates "January 3, 1995" and "Janu-ary 1, 1995" set forth therein and substituting therefor, respectively, the dates "January 3, 1996" and "January 1, 1996." The Term Note shall be deemed amended accordingly to reflect the foregoing amendment to maturity and amortization dates.

7. Amendment to Section 7.2.4 of the Credit Aqreement.
Section 7.2.4 of the Credit Agreement shall be deemed to be amended by adding thereto the provisions set forth on Schedule hereto with respect to Borrower's financial condition as of and for the period commencing on January 1, 1995 and ending on Decem-
ber 31, 1995.   All other provisions of said Section 7.2.4 shall
remain unchanged.

8. Extension Fee. In consideration of Lender's agreement to extend the maturity date of the Commitment through January 3, 1996, Borrower shall pay to Lender a non-refundable extension fee in the amount of Two Hundred Thirty-Four Thousand Nine Hundred Ninty-Three Dollars and 50/100 ($234,993.50), being equal to one and three-fourths percent (1 3/4%) of the Commitment on the date of this Amendment, which fee shall be fully earned as of such date. Such fee shall be payable as follows: (a) Sixty-Seven Thousand One Hundred Forty-One Dollars ($67,141) shall be payable on the date of this Amendment, (b) an additional Sixty-Seven Thousand One Hundred Forty-One dollars ($67,141) shall be payable on June 30, 1995, (c) an additional Fifty Thousand Three Hundred Fifty-Five and 75/100 Dollars ($50,355.75) shall be payable on September 30, 1995, and (d) an additional Fifty Thousand Three Hundred Fifty-Five and 75/100 Dollars ($50,355.75) shall be pay-able on December 31, 1995. Notwithstanding the foregoing, if Borrower repays the Obligations in full on or prior to Decem-ber 31, 1995 payment of the balance of such fee payable on or subsequent to such prepayment date shall be waived.

9. Restatement of Representations and Warranties. Borrower hereby restates and renews each and every representation and war-ranty heretofore made by it under, or in connection with, the ex-ecution and delivery of, the Credit Agreement and the other Loan
Documents.

10. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforce-able obligations of Borrower to Lender. To the extent any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

11. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effec-tive as of the date hereof.

12. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Credit Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counter-claim or objection in favor of Borrower as against Lender with respect to the Obligations.

13. Governinq Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio and all applicable federal laws of the United States of America.

14. Costs and ExPenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the prepara-tion, execution, delivery and enforcement of this Amendment and all other Loan Documents executed in connection herewith, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of Lender's counsel. In the event of Borrower's failure to pay such fees on demand, Lender may make a Revolving Loan for Borrower's account in the amount of such fees and use the proceeds thereof to pay such fees.

IN WITNESS WHEREOF, the parties hereto have cause this Amend-ment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             HICKORY WHITE COMPANY



                             By: /s/ Michael Robinson
                                Name: Michael Robinson
                                Title:  Vice President / CFO


                         			     Attest: /s/ Randy Austin
                                    Name:  Randy Austin
                                    Title:   President

                                            [CORPORATE SEAL]









			       CITICORP NORTH AMERICA, INC.



			       By: /s/ John Podkowsky
			           Name:   John Podkowsky
				   Title:  Vice President



	         ACKNOWLEDGMENT OF HICKORY FURNITURE COMPANY


The undersigned, being a guarantor of the "Obligations" under the Credit Agreement, dated as of June 15, 1990, between Hickory White Company ("Borrower") and Citicorp North America, Inc. ("Lender"), as amended, acknowledges receipt of a copy of the within and foregoing Fifth Amendment to Credit Agreement dated as of even date herewith ("Fifth Amendment"), between Borrower and Lender, and, in connection therewith, the undersigned further (a) acknowledges and consents to the execution and delivery of said Fifth Amendment by Borrower, (b) agrees to be bound by the terms thereof and (c) agrees that its guarantee of the Obligations shall continue in full force and effect, without discharge, release, diminution or impairment, notwithstanding the execution, delivery and performance of the Fifth Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Acknowl-edgment to be executed by an officer thereunto duly authorized as of the 21st day of December, 1994.


                              HICKORY FURNITURE COMPANY



                              By: /s/ Gerald M. Tierney, Jr.
                               Name:  Gerald M. Tierney, Jr.
                               Title: Vice President

		ACRNOWLEDGMENT OF ACTON CORPORATION


The undersigned, having pledged all of the stock of Hickory
White Company ("Borrower") to Citicorp North America, Inc. ("Lender"), as security for the "Obligations" of Borrower to Lender under the Credit Agreement, dated as of June 15, 1990, be-tween Borrower and Lender (as amended, the "Credit Agreement"), acknowledges receipt of a copy of the within and foregoing Fifth Amendment to Credit Agreement ("Fifth Amendment"), between Bor-rower and Lender, and, in connection therewith, the undersigned further (a) acknowledges and consents to the execution and deliv-ery of said Fifth Amendment by Borrower, (b) agrees to be bound by the terms thereof and (c) agrees that its aforesaid pledge shall continue in full force and effect, without discharge, release, diminution or impairment, notwithstanding the execution, delivery and performance of the Fifth Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Acknowl-edgment to be executed by an officer thereunto duly authorized as of the 21st day of December, 1994.

                             				SUNSTATES CORPORATION,
                             				f/k/a Acton Corporation


                             				By /s/ Glenn J. Kennedy
                                 Name:  Glenn J. Kennedy
                                 Title:  Vice President and Treasurer


		ACKNOWLEDGMENT OF SUBORDINATORS


Each of the undersigned hereby acknowlodges receipt of a copy of the within and foregoing Fifth Amendment to Credit Agreement, dated as of even date herewith, between Hickory White Company ("Borrower") and Citicorp North America, Inc. (the "Fifth Amend-ment"), and, in connection therewith, each of the undersigned fur-ther (a) acknowledges and consents to the execution and delivery of the Fifth Amendment by Borrower, (b) agrees to be bound by the terms thereof and (c) agrees that the terms of subordination set forth in the "Subordinated Loan Agreement" (as that term is de-fined in the "Credit Agreement" referenced in the Fifth amend-
ment), shall continue in full force and effect, without discharge, release, diminution or impairment, notwithstanding the execution, delivery and performance of the Fifth Amendment.

IN WITNESS WHEREOF, each of the undersigned has caused this Acknowledgment to be executed by its officer thereunto duly autho-rized, as of the 21st day of December, 1994.


                               				NORMANDY INSURANCE AGENCY, INC.

                               				By:
                               				   Name:
                               				   Title:



                              				SUNSTATES FINANCIAL SERVICES, INC.


                              				By: /s/ Glenn J. Kennedy
                              				   Name:  Glenn J. Kennedy
                              				   Title  E.V.P



                             				SUNSTATES EQUITIES, INC.


                             				By: /s/ Glenn J. Kennedy
                             				   Name: Glenn J. Kennedy
                             				   Title:  E.V.P.










		ACKNOWLEDGMENT OF SUBORDINATORS


Each of the undersigned hereby acknowledges receipt of a copy of the within and foregoing Fifth Amendment to Credit Agreement, dated as of even date herewith, between Hickory White Company ("Borrower") and Citicorp North America, Inc. (the "Fifth Amend-ment"), and, in connection therewith, each of the undersigned fur-ther (a) acknowledges and consents to the execution and delivery of the Fifth Amendment by Borrower, (b) agrees to be bound by the terms thereof and (c) agrees that the terms of subordination set forth in the "Subordinated Loan Agreement" (as that term is de-fined in the "Credit Agreement" referenced in the Fifth Amend-
ment), shall continue in full force and effect, without discharge, release, diminution or impairment, notwithstanding the execution, delivery and performance of the Fifth Amendment.

IN WITNESS WHEREOF, each of the undersigned has caused this Acknowledgment to be executed by its officer thereunto duly autho-rized, as of the 21st day of December, 1994.


                           			     NORMANDY INSURANCE/AGENCY, INC.


                                   By: /s/ Mark C. Riess
                                      Name: Mark C. Riess
                                      Title: Treasurer



                          			      SUNSTATES FINANCIAL SERVICES, INC.


                          			      By:
                          			         Name:
                                 				 Title:



                          			      SUNSTATES EQUITIES, INC.


                          			      By:
                                 				 Name:
                                 				 Title:







SCHEDULE I


SECTION 7.2.4. Financial Condition. The Borrower will not permit:

(a) the sum of (i) its consolidated earnings before in-come taxes and any interest expense, plus (ii) depreciation expense, plus (iii) Consolidated Contributions (whether or not reflected on Borrower's income statement for the ap-plicable period), Plus (iv) amortization of any Purchase Ac-counting Adjustment, Plus (v) any cash interest income, plus
(vi) any increase in LIFO reserves, minus (vii) any decrease in LIFO reserves, Plus (viii) any increase in accrued de-ferred compensation, less (ix) any decrease in accrued de-ferred compensation, plus (x) any increase in the accrued equity plan, minus (xi) any decrease in the accrued equity plan, plus (xii) amortization of all legal fees and bank fees and charges incurred in connection with the consummation of this financing transaction and the Acquisition minus (xiii) charges to the consolidation reserve established specifically for the closing of the White Plant in Mebane, North Carolina (the "Consolidation Reserve") for each of the fiscal periods set forth below, to be less than (or, if negative, to exceed) the amount set opposite each such period below:


     Fiscal Month Ended    			           Amount

One month ending January 31, 1995  		     $ 197,100

Two months ending February 28, 1995 		    $ 449,100

Three months ending March 31, 1995 		     $ 738,000

Four months ending April 30, 1995  		     $ 743,400

Five months ending May 31, 1995			        $ 891,000

Six months ending June 30, 1995		       $ 1,251,900

Seven months ending July 31, 1995  	    $ 1,333,800

Eight months ending August 31, 1995	    $ 1,611,900

Nine months ending September 30, 1995   $ 1,802,700

Ten months ending October 31, 1995 	    $ 2,211,300

Eleven months ending November 30, 1995  $ 2,379,600

Twelve months ending December 31, 1995  $ 2,612,700


(b) its Consolidated Fixed Charge Coverage Ratio during each of the periods set forth below to be less than the ratio (or more than the negative ratio, if negative) set op-posite each such period below:


Period                                                     Ratio


One month ending January 31, 1995                          .65:1

Two months ending February 28, 1995                        .79:1

Three months ending March 31, 1995                         .89:1

Four months ending April 30, 1995                          .64:1

Five months ending May 31, 1995                            .63:1

Six months ending June 30 1995                             .76:1

Seven months ending July 31, 1995                          .73:1

Eight months ending August 31, 1995                        .81:1

Nine months ending September 30, 1995                      .84:1

Ten months ending October 31, 1995                         .95:1

Eleven months ending November 30, 1995                     .97:1

Twelve months ending December 31, 1995                     1.0:1


(c) its Consolidated Tangible Net Worth (inclusive of the unused balance of the Consolidation Reserve) as of Decem-ber 31, 1995 shall be not less than $15,000,000.

In connection with the foregoing, Borrower and Lender hereby agree that in the event of Borrower's noncompliance with any of the financial covenants set forth above the Borrower shall have forty-five (45) days after the last day of the period as to which such noncompliance occurred, with respect to the financial cov-enants set forth in clauses (a) and (b) above, and forty-five (45) days after the date as of which such noncompliance occurred, with respect to the financial covenants set forth in clause (c) above, to cure such noncompliance either by obtaining additional subordi-nated loans from Normandy pursuant to the Subordinated Loan Agree-ment in form and substance satisfactory to Lender or by obtaining capital contributions from Acton, in each instance in an amount equal to the amount of dollars which, on the last day of the pe-riod as to which such noncompliance occurred, in the case of the financial covenants set forth in clauses (a) and (b) above, or on the date as of which such noncompliance occurred, in the case of the financial covenants set forth in clause (c) above, would have been required to cure such noncompliance on such date (such loans or capital contributions, hereinafter individually a "Curing Con-tribution" and collectively, the "Curing Contributions"); pro-vided, however, that any such noncompliance which is not so cured on or prior to the last day of such forty-five (45) day period shall become an Event of Default on such date. In connection with the foregoing, Lender hereby further agrees that if any cure period described hereinabove ends on a day other than a Business Day, Borrower shall have until the next succeeding Business Day to effect such cure.